Exhibit 4.11

THIS SUBORDINATED NOTE IS AN OBLIGATION SOLELY OF PNC BANK, NATIONAL ASSOCIATION (THE “BANK”) AND WILL NOT BE AN OBLIGATION OF, OR OTHERWISE GUARANTEED BY, ANY OTHER BANK OR THE PNC FINANCIAL SERVICES GROUP, INC. OR ANY AFFILIATE THEREOF OTHER THAN THE BANK. THIS SUBORDINATED NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS SUBORDINATED NOTE IS SUBORDINATED TO THE CLAIMS OF DEPOSITORS AND GENERAL CREDITORS OF THE BANK, IS UNSECURED, AND IS INELIGIBLE AS COLLATERAL FOR A LOAN BY THE BANK.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY”) TO THE BANK OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS SUBORDINATED NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THIS SUBORDINATED NOTE IS ISSUABLE ONLY IN FULLY REGISTERED FORM IN MINIMUM DENOMINATIONS OF $250,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS THEREOF. EACH OWNER OF A BENEFICIAL INTEREST IN THIS SUBORDINATED NOTE MUST BE AN INSTITUTIONAL INVESTOR WHO IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IS REQUIRED TO HOLD A BENEFICIAL INTEREST IN A $250,000 PRINCIPAL AMOUNT OR ANY INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF OF THIS SUBORDINATED NOTE AT ALL TIMES.

No. FXR-

CUSIP NO.:

REGISTERED

GLOBAL SUBORDINATED BANK NOTE

(Fixed Rate)

ORIGINAL ISSUE DATE:	PRINCIPAL AMOUNT:

INTEREST RATE: %	MATURITY DATE[1]:

INTEREST PAYMENT DATE(S):	REGULAR RECORD DATES

[ ] At Maturity only
[ ] and of each year	(if other than the fifteenth calendar day (whether or not a Business Day) next preceding the applicable Interest Payment Date):
[ ] Other:

INITIAL INTEREST PAYMENT DATE:

INITIAL REDEMPTION	INITIAL REDEMPTION
DATE:	PERCENTAGE:

ANNUAL REDEMPTION
PERCENTAGE REDUCTION:

DAY COUNT CONVENTION	HOLDER’S OPTIONAL REPAYMENT DATES:[2]
[ ] 30/360
[ ] OTHER:

ADDENDUM ATTACHED:	ORIGINAL ISSUE DISCOUNT:

[ ] Yes	[ ] Yes
[ ] No	[ ] No

DEFAULT RATE: %	Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:

OTHER PROVISIONS:

[1]	The Maturity Date will be five years or more from the Original Issue Date.

[2]	No repayment will be made without the prior written approval of the Office of the Comptroller of the Currency (the “OCC”) if such approval is then required under applicable, regulations or regulatory guidelines (including, without limitation, the applicable capital regulations and guidelines of the OCC.)

PNC Bank, National Association (the “Bank”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                                                                                        United States Dollars on the Maturity Date specified above (except to the extent redeemed or repaid prior to the Maturity Date) and to pay interest in arrears thereon from and including the Original Issue Date specified above or from and including the most recent interest payment date on which interest on this Subordinated Note (or any predecessor Subordinated Note) has been paid or duly provided for, on the Interest Payment Date or Dates specified above for each year (each, an “Interest Payment Date”) and at maturity or upon earlier redemption or repayment, if applicable, commencing on the Initial Interest Payment Date specified above, at the Interest Rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the Default Rate per annum specified above on any overdue principal and premium, if any, and on any overdue installment of interest. If no Default Rate is specified above, the Default Rate shall be the Interest Rate on this Subordinated Note specified above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on the Regular Record Date, which unless otherwise specified above shall be the fifteenth calendar day (whether or not a Business Day (as defined below)) next preceding the applicable Interest Payment Date (a “Regular Record Date”); provided, however, that interest payable at maturity or upon earlier redemption or repayment, if applicable, will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder as of the close of business on such Regular Record Date, and may either be paid to the person in whose name this Subordinated Note (or any predecessor Subordinated Note) is registered at the close of business on a special record date for the payment of such defaulted interest (the “Special Record Date”) to be fixed by the Bank, notice of which shall be given to the holders of Subordinated Notes not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner.

Payment of principal of, premium, if any, and interest on, this Subordinated Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Bank will at all times appoint and maintain an issuing and paying agent (which may be the Bank) (the “Issuing and Paying Agent,” which term shall include any successor Issuing and Paying Agent), authorized by the Bank to pay principal of, premium, if any, and interest on, this Subordinated Note on behalf of the Bank pursuant to an issuing and paying agency agreement (the “Issuing and Paying Agency Agreement”) and having an office or agency (the “Issuing and Paying Agent Office”) in The City of New York or in the city in which the Bank is headquartered (the “Place of Payment”), where this Subordinated Note may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Subordinated Note may be served. The Bank has initially appointed PNC Bank, National Association as the Issuing and Paying Agent, with the Issuing and Paying Agent Office currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd. The Bank may resign as or remove the Issuing and Paying Agent pursuant to the terms of the Issuing and Paying Agency Agreement and may appoint a successor Issuing and Paying Agent.

Payment of principal of, premium, if any, and interest on, this Subordinated Note due at maturity or upon earlier redemption or repayment, if applicable, will be made in immediately available funds upon presentation and surrender of this Subordinated Note to the Issuing and Paying Agent at the Issuing and Paying Agent Office; provided that this Subordinated Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Subordinated Note (other than at maturity or upon earlier redemption or repayment) will be made by wire transfer to such account as has been appropriately designated to the Issuing and Paying Agent by the person entitled to such payments.

Reference herein to “this Subordinated Note”, “hereof”, “herein” and comparable terms shall include an Addendum hereto if an Addendum is specified above.

Reference is hereby made to the further provisions of this Subordinated Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Bank has caused this Subordinated Note to be duly executed.

PNC BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated:

ISSUING AND PAYING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes referred to in the Issuing and Paying Agency Agreement.

PNC BANK, NATIONAL ASSOCIATION as the Issuing and Paying Agent

By:
Authorized Signatory

[Reverse]

This Subordinated Note is one of a duly authorized issue of Subordinated Bank Notes of the Bank due five years or more from date of issue (the “Subordinated Notes”).

Payments of interest hereon will include interest accrued to but excluding the relevant Interest Payment Date or Maturity Date or date of earlier redemption or repayment, as the case may be. Unless otherwise specified on the face hereof, interest on this Subordinated Note will be computed on the basis of a 360-day year of twelve 30-day months.

Any provision contained herein with respect to the calculation of the rate of interest applicable to this Subordinated Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified on the face hereof.

If any Interest Payment Date, Maturity Date or date of earlier redemption or repayment of this Subordinated Note falls on a day which is not a Business Day, the related payment of principal of, premium, if any, or interest on, this Subordinated Note shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment were due, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Maturity Date or date of earlier redemption or repayment, as the case may be. “Business Day” means, unless otherwise specified on the face hereof, any day that is not a Saturday or Sunday and that in The City of New York and in Pittsburgh, Pennsylvania is not a day on which banking institutions are authorized or required by law, regulation or executive order to close.

The indebtedness of the Bank evidenced by this Subordinated Note, including principal, premium, if any, and interest, is unsecured and subordinate and junior in right of payment to the Bank’s obligations to its depositors, its obligations under bankers’ acceptances, letters of credit and Senior Bank Notes of the Bank, and its obligations to its other creditors (including its obligations to the Federal Reserve Bank, the Federal Deposit Insurance Corporation and any rights acquired by the Federal Deposit Insurance Corporation as a result of loans made by the Federal Deposit Insurance Corporation to the Bank or the purchase or guarantee of any of its assets by the Federal Deposit Insurance Corporation, pursuant to the provisions of 12 U.S.C. Section 1823(c), (d) or (e)), whether such obligations are outstanding at this date or are hereafter incurred, other than any obligations which by their express terms rank on a parity with, or junior to, the Subordinated Notes. In case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with, or junior to, the Subordinated Notes) shall be entitled to be paid in full before any payment shall be made on account of the principal of, premium, if any, or interest on this Subordinated Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the holder of this Subordinated Note, together with any obligations of the Bank ranking on a parity with this Subordinated Note, shall be entitled to be paid from the remaining assets of the Bank the unpaid principal, premium, if any, and interest on this Subordinated Note and such other obligations, as applicable, before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Subordinated Note.

No provision of this Subordinated Note shall alter or impair the obligation of the Bank, which is absolute and unconditional, to pay principal of, premium, if any, and interest on, this Subordinated Note in U.S. dollars at the times, places and rate herein prescribed in accordance with its terms.

This Subordinated Note will not be subject to any sinking fund. If so provided on the face of this Subordinated Note and subject to the prior approval, if then required, of the Office of the Comptroller of the Currency (the “OCC”), this Subordinated Note may be redeemed by the Bank either in whole or in part on and after the Initial Redemption Date, if any, specified on the face hereof.

If no Initial Redemption Date is specified on the face hereof, this Subordinated Note may not be redeemed prior to the Maturity Date. On and after the Initial Redemption Date, if any, and subject to the prior approval, if then required, of the OCC, this Subordinated Note may be redeemed in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the Bank at the applicable Redemption Price (as defined below), together with unpaid interest accrued hereon at the applicable rate borne by this Subordinated Note to the date of redemption (each such date, a “Redemption Date”), on written notice given not more than 60 nor less than 30 calendar days prior to the Redemption Date to the registered holder hereof. Whenever less than all the Subordinated Notes at any time outstanding are to be redeemed, the terms of the Subordinated Notes to be so redeemed shall be selected by the Bank. If less than all the Subordinated Notes with identical terms at any time outstanding are to be redeemed, the Subordinated Notes to be so redeemed shall be selected by the Issuing and Paying Agent by lot or in any usual manner approved by it. In the event of redemption of this Subordinated Note in part only, a new Subordinated Note for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. The Issuing and Paying Agent is not required to register the transfer of or exchange of any Subordinated Note that has been called for redemption in whole or in part, except the unredeemed portion of the Subordinated Notes being redeemed in part, during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of such redemption and ending at the close of business on the day of such mailing.

The “Redemption Price” shall initially be the Initial Redemption Percentage specified on the face hereof of the principal amount of this Subordinated Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date specified on the face hereof by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

If so provided for on the face of this Subordinated Note, this Subordinated Note may be redeemed by the holder hereof either in whole or in part on any Holder’s Optional Repayment Date(s), if any, specified on the face hereof. If no Holder’s Optional Repayment Date is specified on the face hereof, this Subordinated Note will not be repayable at the option of the holder hereof prior to the Maturity Date. On any Holder’s Optional Repayment Date, if any, this Subordinated Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall be at least $250,000) at the option of the holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued and unpaid interest hereon payable at the applicable rate borne by this Subordinated Note to the date of repayment. For this Subordinated Note to be repaid in whole or in part at the option of the holder hereof on a Holder’s Optional Repayment Date, this Subordinated Note must be delivered, with the form entitled “Option to Elect Repayment” attached hereto duly completed, to the Issuing and Paying Agent at its offices currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd, or at any such other address which the Bank shall from time to time notify the holders of the Subordinated Notes, not more than 60 nor less than 30 calendar days prior to such Holder’s Optional Repayment Date. In the event of repayment of this Subordinated Note in part only, a new Subordinated Note for the unrepaid portion hereof shall be issued in the name of the holder hereof upon the surrender hereof. Exercise of such repayment option by the holder hereof shall be irrevocable. Unless otherwise specified on the face of this Subordinated Note, this Subordinated Note may not be repaid at the option of the holder hereof prior to the Maturity Date without the prior approval, if then required, of the OCC.

If this Subordinated Note is an Original Issue Discount Note and if an Event of Default with respect to this Subordinated Note shall have occurred and be continuing, the Default Amount (as defined hereafter) of this Subordinated Note may be declared due and payable in the manner and with the effect provided herein. The “Default Amount” shall be equal to the adjusted issue price as of the first day of the accrual period as determined under Final Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Final Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment of (i) the principal, or premium, if any, so declared due and payable and (ii) interest on any overdue principal and overdue interest or premium, if any (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Bank’s obligations in respect of the payment of principal of, premium, if any, and interest on, this Subordinated Note shall terminate.

In case any Subordinated Note shall at any time become mutilated, destroyed, lost or stolen, and such Subordinated Note or evidence of the loss, theft or destruction thereof satisfactory to the Bank and the Issuing and Paying Agent and such other documents or proof as may be required by the Bank and the Issuing and Paying Agent shall be delivered to the Issuing and Paying Agent, the Bank shall issue and the Issuing and Paying Agent shall authenticate a new Subordinated Note, of like tenor and principal amount, having a serial number not contemporaneously outstanding, in exchange and substitution for the mutilated Subordinated Note or in lieu of the Subordinated Note destroyed, lost or stolen but, in the case of any destroyed, lost or stolen Subordinated Note, only upon receipt of evidence satisfactory to the Bank and the Issuing and Paying Agent that such Subordinated Note was destroyed, stolen or lost, and, if required, upon receipt of indemnity satisfactory to the Bank and the Issuing and Paying Agent. Upon the issuance of any substituted Subordinated Note, the Bank and the

Issuing and Paying Agent may require the payment of a sum sufficient to cover all expenses and reasonable charges connected with the preparation and delivery of a new Subordinated Note. If any Subordinated Note which has matured or has been redeemed or repaid or is about to mature or to be redeemed or repaid shall become mutilated, destroyed, lost or stolen, the Bank may, instead of issuing a substitute Subordinated Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Subordinated Note) upon compliance by the holder with the provisions of this paragraph.

No recourse shall be had for the payment of principal of, premium, if any, or interest on, this Subordinated Note for any claim based hereon, or otherwise in respect hereof, against any shareholder, employee, agent, officer or director, as such, past, present or future, of the Bank or of any successor corporation, either directly or through the Bank or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

An “Event of Default” with respect to this Subordinated Note will occur only if the Bank shall consent to, or a court or other administrative or governmental agency or body shall enter a decree or order for, the appointment of a receiver or other similar official (other than a conservator) in any liquidation, insolvency or similar proceeding with respect to the Bank or all or substantially all of its property and, in the case of a decree or order, such decree or order shall have remained in force for a period of 60 calendar days. If an Event of Default shall occur and be continuing, the holder of this Subordinated Note may declare the principal amount of, and accrued interest and premium, if any, on, this Subordinated Note due and payable immediately by written notice to the Bank. Upon such declaration and notice, such principal amount, accrued interest and premium, if any, shall become immediately due and payable. Any Event of Default with respect to this Subordinated Note may be waived by the holder hereof. Payment of principal on this Subordinated Note may be accelerated only in the case of an Event of Default. There is no right of acceleration in the case of a default in the payment of principal of, premium, if any, or interest on, this Subordinated Note or in the performance of any other obligation of the Bank under this Subordinated Note or under any other security issued by the Bank.

Notwithstanding anything to the contrary in this Subordinated Note, to the extent then required under or pursuant to applicable laws or regulations (including, without limitation, applicable capital regulations) then in effect, no repayment pursuant to an acceleration of maturity may be made on this Subordinated Note without the prior approval of any bank supervisory authority having jurisdiction over the Bank and requiring such approval.

The Issuing and Paying Agency Agreement provides that the Bank will promptly notify, and provide copies of any such notice to, the Issuing and Paying Agent, and the Issuing and Paying Agent will promptly mail by first-class mail, postage prepaid, copies of such notice to the holders of the Subordinated Notes, upon the occurrence of an Event of Default or of the curing or waiver of an Event of Default.

Nothing contained herein shall prevent any consolidation or merger of the Bank with any other corporation, banking association or other legal entity (collectively, the “corporation”) or successive consolidations or mergers in which the Bank or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Bank as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Bank hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance the corporation (whether the Bank or such other corporation) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Subordinated Note to be observed or performed by the Bank; and (ii) the corporation (if other than the Bank) formed by or surviving any such consolidation or merger, or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest on, this Subordinated Note. In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Subordinated Note to be performed or observed by the Bank, such successor corporation shall succeed to and be substituted for the Bank with the same effect as if it had been named in this Subordinated Note as the Bank and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Subordinated Note and may be liquidated and dissolved.

Notwithstanding any other provision of this Subordinated Note, including specifically the provisions set forth herein relating to subordination, events of default and covenants of the Bank, it is expressly understood and agreed that any conservator or receiver or other similar official of the Bank shall have the right in the performance of his legal duties, and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Bank or the rights of any parties or agencies with an interest in, or claim against, the Bank or its assets, to transfer or direct the transfer of the obligations of this Subordinated Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal of, premium, if any, and interest on, this Subordinated Note and the due and punctual performance of all covenants and conditions hereof; and that the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption pursuant to the provisions of this Subordinated Note, and shall serve to return the holder hereof to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the holder of this Subordinated Note, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with interest from its original due date at the rate provided for herein.

Any action by the holder of this Subordinated Note shall bind all future holders of this Subordinated Note, and of any Subordinated Note issued in exchange or substitution herefor or in place hereof, in respect of anything done or permitted by the Bank or by the Issuing and Paying Agent in pursuance of such action.

The Issuing and Paying Agent shall maintain at its offices a register (the register maintained in such office or any other office or agency of the Issuing and Paying Agent in Pittsburgh, Pennsylvania, herein referred to as the “Subordinated Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuing and Paying Agent shall provide for the registration of the Subordinated Notes and of transfers of the Subordinated Notes.

The transfer of this Subordinated Note is registerable in the Subordinated Note Register, upon surrender of this Subordinated Note for registration of transfer at the office or agency of the Issuing and Paying Agent in the Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Issuing and Paying Agent duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

In the event of the failure by the Bank to make payment of principal of, premium, if any, or interest on this Subordinated Note (and, in the case of payment of interest, such failure to pay shall have continued for 2 days), the Bank will, upon demand of the holder of this Subordinated Note, pay to the holder of this Subordinated Note the whole amount then due and payable (without acceleration) on this Subordinated Note for principal, premium, if any, and interest, with interest on the overdue principal of, premium, if any, and interest on, this Subordinated Note to the extent provided for herein. If the Bank fails to pay such amount upon such demand, the holder of this Subordinated Note may, among other things, institute a judicial proceeding for the collection of such amount.

Notwithstanding, anything else contained herein, no prepayment whether through redemption, prepayment at the option of the Holder or acceleration on an Event of Default shall be made without prior OCC approval unless the Bank remains an eligible bank, as defined in 12 CFR 5.3(g), after the prepayment.

No service charge shall be made to a holder of this Subordinated Note for any transfer or exchange of this Subordinated Note, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Beneficial interests represented by this Subordinated Note are exchangeable for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) The Depository Trust Company, as depository (the “Depository”) notifies the Bank that it is unwilling or unable to continue as Depository for this Subordinated Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depository is not appointed by the Bank within 60 days, or (y) the Bank in its sole discretion determines not to have such beneficial interests represented by this Subordinated Note. Any Subordinated Note representing such beneficial interests that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Subordinated Notes in registered form, of like tenor and of an equal aggregate principal amount, in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof. Such definitive Subordinated Notes shall be registered in the name or names of such person or persons as the Depository shall instruct the Issuing and Paying Agent.

Prior to due presentment of this Subordinated Note for registration of transfer, the Bank, the Issuing and Paying Agent or any agent of the Bank or the Issuing and Paying Agent may treat the holder in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note be overdue, and neither the Bank, the Issuing and Paying Agent nor any such agent shall be affected by notice to the contrary except as required by applicable law.

All notices to the Bank under this Subordinated Note shall be in writing and addressed to the Bank at One PNC Plaza, 10th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Lisa Kovac, or to such other address of the Bank as the Bank may notify the holder of this Subordinated Note.

This Subordinated Note shall be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles) and all applicable federal laws and regulations.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Subordinated Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT TEN	-	as joint tenants with right of
survivorship and not as tenants
in common

UNIF GIFT MIN ACT -		_______________	Custodian	_________________
		(Cust)		(Minor)
under Uniform Gifts to Minors Act

_____________________________________________
(State)

Additional abbreviations may also be used

though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________

_____________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

(Please print or typewrite name and address,

including postal zip code, of assignee)

the within Subordinated Note and all rights thereunder, and hereby irrevocably constitutes and appoints

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

to transfer said Subordinated Note on the books of the Issuing and Paying Agent, with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Bank to repay this Subordinated Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount hereof to be repaid, together with accrued and unpaid interest hereon, payable to the date of repayment, to the undersigned, at __________________________________________

__________________________________________________________________________________________________________.

(Please print or typewrite name and address of the undersigned)

For this Subordinated Note to be repaid, the undersigned must give to the Issuing and Paying Agent at its offices currently located at One PNC Plaza, 9th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222, Attention: Yvonne Mudd, or at such other place or places of which the Bank shall from time to time notify the holder of this Subordinated Note, not more than 60 days nor less than 30 days prior notice to the date of repayment, with this “Option to Elect Repayment” form duly completed.

If less than the entire principal amount of this Subordinated Note is to be repaid, specify the portion hereof (which shall be increments of $1,000) which the holder elects to have repaid and specify the denomination or denominations (which shall be $250,000 or an integral multiple of $1,000 in excess thereof) of the Subordinated Notes to be issued to the holder for the portion of this Subordinated Note not being repaid (in the absence of any such specification, one such Subordinated Note will be issued for the portion not being repaid):

$

Dated:	NOTICE: The signature on this “Option to Elect Repayment” form must correspond with the name as written upon the face of the within Subordinated Note in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee

15